Exhibit 99.1

Victory Energy Announces Third Quarter 2017 Financial Results and Provides Update on Its Transformation into an Oilfield Services Company

AUSTIN, TX--(November 14, 2017) -  Victory Energy Corporation (OTCQB:VYEY) ("Victory" or the “Company”), today announced operating results for the three months ended September 30, 2017 and provided an update on the Company’s transition into a technology-driven, friction reducing oilfield products and services Company.

Update for Transition to Oilfield Services
The Company began this transition on August 21, 2017 with the successful conclusion of a transaction and investment related definitive agreements with Armacor Victory Ventures, LLC (“AVV”), an affiliate of Armacor Holdings, LLC and Liquidmetal Coatings. As part of the transaction, AVV granted to Victory a worldwide, perpetual, royalty free, fully paid up and exclusive sublicense (the “License”) to all of AVV’s owned and licensed intellectual property for use in the oilfield services industry, except for a tubular solutions Company headquartered in France.

These patented advanced oilfield technology alloy products are designed to deliver a comprehensive set of innovative drill-string solutions that prevent aggressive wear and corrosion on tool joints and pipe mid-sections, among other things. All products are based on a patented amorphous alloy solution that can dramatically reduce drill-string torque, which improves well completion time and lowers total well costs when drilling long laterals. The Liquidmetal Coatings - Armacor product line has been tested and down-hole validated by several large U.S. based oil and natural gas companies.

This transaction requires a special meeting of shareholders to obtain approval of all necessary provisions of the transaction agreement and other Company matters. The special meeting of shareholders is scheduled for November 20, 2017, and voting is currently underway. Upon Shareholder Approval, AVV is expected to contribute $5 million to Victory for the initial development and execution of the sales and distribution business growth plan. Interim financing for the time leading up to the shareholder meeting was secured in August.

Kenny Hill, Victory’s Chief Executive Officer commented, “We believe the alliance with Liquidmetal Coatings’ affiliate, Armacor Victory Ventures, is by far the best growth path forward for our Company and its shareholders. Since the August transaction agreements were executed, all parties have been working together to meet the infrastructure, planning and business integration needs of the initiative. The Company has also added new board members that bring Fortune 500 level credentials to the Company. This experience and the major progress we have made to-date will be instrumental in our future growth and our ability to quickly acquire market share in targeted markets. To aid in the acceleration of our distribution channels and quickly grow the business, we intend to begin acquiring already identified U.S. oilfield service companies that are recognized for their quality products and services in the major U.S. oil and natural gas basins they serve.

Third Quarter Highlights

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During the nine-months ended September 30, 2017, the Company received $1,170,000 of investment capital. The investment capital was utilized to effectively eliminate all outstanding Company litigation matters, payoff bank debt, support working capital needs and to complete the review of several upstream prospect acquisition targets that ultimately were not selected by the Company for a variety of technical reasons.

•	On August 21, 2017, the Company successfully completed transaction and investment related definitive, including a global exclusive License and a commitment for $5 million of investment capital.

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The Company acquired interim financing in an amount not to exceed $815,000 to support ongoing operations through the completion of Victory’s November 20, 2017 shareholder meeting. These funds are scheduled to be repaid from the $5 million of invested capital that is part of the transaction.

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At September 30, 2017, the Company held a working interest in 30 gross wells located in the states of Texas and New Mexico. Upon approval by shareholders on November 20, 2017, these assets will be divested to Navitus Energy Group under the terms of the August transaction.

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Third Quarter in Review

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Oil and natural gas revenues decreased $15,301 or 21% to $57,764 for the three months ended September 30, 2017 from $73,065 for the three months ended September 30, 2016. The decrease is primarily the result of lower oil volumes, which was partially offset by increases in natural gas volumes.

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General and administrative expenses increased $319,961 or 168% to $510,636 for the three months ended September 30, 2017 from $190,675 for the three months ended September 30, 2016. The increase is due to costs associated with the AVV transaction agreement, sublicense agreement and other related intellectual property transaction support expenses.

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Depletion, depreciation, amortization, and accretion decreased $2,813 or 9% to $29,916 for the three months ended September 30, 2017 from $32,729 for the three months ended September 30, 2016. The decrease is primarily due to lower depletion costs in 2017.

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Interest expense increased $73,442 or 221% to $106,742 for the three months ended September 30, 2017 from $33,300 for the three months ended September 30, 2016. The increase is primarily due to two notes payable due to an affiliate.

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Net loss attributable to Victory Energy was $599,174, or $0.02 per share, for the three months ended September 30, 2017 compared to a net loss of $195,516, or $0.01 per share, for three months ended September 30, 2016. The weighted average shares outstanding at September 30, 2017 and September 30, 2016 was 31.2 million common shares.

Investor and Media Contact:
Al Petrie Advisors
Clay Jeansonne
713-824-6368
clay@alpetrie.com

Victory Energy Corporation:
Kenneth Hill - Chief Executive Officer
Phone: 512-347-7300
Kenny@vyey.com

Armacor Victory Ventures Investor and Media Contact:
Rachel Cui
Phone: 281-359-1283
Rachel.cui@liquidmetal-coatings.com

About Victory Energy
Victory Energy Corporation (VYEY), is an Austin, Texas based publicly held oil and gas exploration and production Company that is in the process of transitioning to a technology-driven, friction reducing oilfield products and services business. The Company has historically been focused on the acquisition and development of unconventional resource play opportunities in the Permian Basin, the Eagle Ford shale of South Texas and other strategically important areas that offer predictable economic outcomes and long-lived reserve characteristics. The Company holds a 50% partnership interest in Aurora Energy Partners, a Texas partnership, which it controls. Upon obtaining shareholder approval at the November 20, 2017 special meeting, this 50% interest and the corresponding oil and natural gas assets will be conveyed (divested) to Navitus Energy Group, Aurora’s other 50% interest holder. Victory will remain a public Company. For more information about the Company today, please visit www.vyey.com.

About Armacor Victory Ventures, LLC
Armacor Victory Ventures, LLC is an affiliate of Liquidmetal Coatings and the grantor of the global exclusive license to Victory Energy for products and services in oilfield services. Liquidmetal Coatings Armacor® branded materials harness a revolutionary material technology based on amorphous metal technology discovered in conjunction with NASA. Considered one of their top discoveries, it has the potential to fundamentally change the paradigm in material science and the industries for which Liquidmetal Coatings makes products. They harness this technology to produce the world’s leading wear and corrosion solutions. The unique amorphous metal technology protects drill pipe, casings, and other critical assets to a degree that competitors have historically proven unable to match. This allows oil and gas producers, drillers and even applicators to maximize their asset management and field efficiencies.

Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words "will," "potential," "believe," "estimated," "intend," "expect," "may," "should," "anticipate," "could," "plan," "project," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding our ability to obtain Shareholder Approval and obtain the balance of the $5 million investment from AVV, our ability to complete the divestiture of Aurora, our ability to become a major player in the oilfield services business, our ability to successfully utilize the technology licensed under the License to generate revenues and profits. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including but not limited to, our ability to successfully compete in the oilfield services business, our ability to acquire other companies in the oilfield services industry and integrate them with our operations and realize the anticipated benefits from the acquisitions, any unexpected costs or delays, the price of oil, results of marketing and sales efforts, general economic conditions and the ability to manage and continue growth, and other factors described in the Company's most recent Annual Report on Form 10-K and any updates to those risk factors set forth in the Company's Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in the Company's other filings with the Securities and Exchange Commission ("SEC") that are available on the SEC's website at www.sec.gov, and on the Company's website at www.vyey.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.